Exhibit 10.10

EMPLOYMENT AGREEMENT BETWEEN

KENNETH M. HARPER AND GREER STATE BANK

First Amendment

WHEREAS, Greer State Bank (“Bank”) and Kenneth M. Harper (“Executive”) established an Employment Agreement (“Agreement”) on September 8, 2004;

WHEREAS, Bank wishes to amend the Agreement; and

WHEREAS, Section 28 of the Agreement allows for amendment of the Agreement by a writing signed by Executive and Bank;

NOW, THEREFORE, Bank and Executive mutually do covenant and agree to make the following amendments to the Agreement, each of which shall be effective as of January 1, 2005:

1. The fifth (and final) sentence of the first paragraph of Section 6 is hereby changed to read in its entirety as follows:

“Bank shall pay the incentive compensation (if any) within seventy (70) days following the end of the calendar year.”

2. Paragraph (a) of Section 23 is hereby changed to read in its entirety as follows:

“(a)	A cash payment equal to Executive’s W-2 compensation for the calendar year immediately prior to Executive’s termination of employment with Bank multiplied by 2.999; or”

3. The following new paragraph is hereby added at the end of Section 23:

“If Executive elects to receive the cash payment described in paragraph (a) above, Bank shall pay such amount in full within forty (40) days following the date on which Executive makes such election in writing as required by this Section (with the result that such payment will be made within seventy (70) days of the termination of Executive’s employment with Bank). If Executive elects the full vesting of incentive stock options described in paragraph (b) above, such vesting shall occur on the day after Executive makes such election in writing as required by this Section.”

IN WITNESS WHEREOF, Bank and Executive have caused this amendment to the above-referenced Employment Agreement to be adopted and this document executed this 22nd day of February, 2007.

IN THE PRESENCE OF:

/s/ Mark S. Ashmore	/s/ Kenneth M. Harper
Kenneth M. Harper (Executive)

/s/ Karen M. Corn

GREER STATE BANK (Bank)

/s/ Mark S. Ashmore	By:	/s/ David M. Rogers
David M. Rogers, Chairman of the Board

/s/ Karen M. Corn